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                                                                    EXHIBIT 23.6


       CONSENT OF BOBBITT, PITTENGER & COMPANY, P.A., INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of F.N.B. Corporation for the registration of 833,595 shares of its common stock and to the incorporation by reference therein of our report dated April 23, 1999 on our audits of the financial statements of Guaranty Bank & Trust Company.





Sarasota, Florida
February 23, 2000                         /s/ BOBBITT, PITTENGER & COMPANY, P.A.